EXHIBIT 99.1

Omnicare, Inc. • 100 East RiverCenter Boulevard • Covington, Kentucky 41011 • 859/392-3300 • 859/392-3360 Fax

Omnicare	news release

CONTACT: Cheryl D. Hodges (859) 392-3331

Omnicare Reports Third Quarter 2006 Results
and Revises Earnings Guidance

COVINGTON, Ky., October 31, 2006 – Omnicare, Inc. (NYSE:OCR), the nation's leading provider of pharmaceutical care for the elderly, today reported financial results for its third quarter ended September 30, 2006.

Financial results for the quarter ended September 30, 2006, as compared with the same prior-year period, including restructuring and related charges and other special items which are described below, were as follows:

•	Earnings per diluted share were 43 cents versus 54 cents
•	Net income was $52.2 million as compared with $58.5 million
•	Sales reached $1,593.9 million as compared with $1,455.0 million

Results for both the third quarter of 2006 and 2005 include special items (which are described below) of $40.0 million pretax and $16.4 million pretax, respectively. Adjusting for these special items, results for the quarter ended September 30, 2006 and 2005, respectively, were as follows:

•	Adjusted earnings per diluted share were 63 cents versus 64 cents
•	Adjusted net income was $76.9 million as compared with $68.8 million
•	Sales reached $1,593.9 million as compared with $1,455.0 million

Both the results as presented under Generally Accepted Accounting Principles (GAAP) and as adjusted for special items for the third quarter of 2006 reflect a change to the equity method of accounting for certain pharmacy joint venture operations in which the Company owns less than a 100% interest. Accordingly, the deconsolidation of these operations reduced reported sales by approximately $22 million for the 2006 third quarter but had no impact on earnings.

Included in the results for the third quarter of 2006 (including the adjusted results) are expenses totaling approximately $6.0 million pretax, or 3 cents per diluted share, comprising temporary labor, administrative and operating costs incurred in connection with the implementation of the Medicare Part D drug benefit, as well as $1.0 million pretax, or approximately 0.5 cents per diluted share, in expense related to the adoption of Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (SFAS 123R), effective January 1, 2006.

Moreover, the results for the third quarter of 2006 (including the adjusted results) continued to be impacted by the unilateral reduction by UnitedHealth Group (“United”) in the reimbursement rates paid by United to Omnicare under its pharmacy network contract for services rendered by Omnicare to beneficiaries of United’s drug benefit plans under the Medicare Part D program. The differential in rates that resulted from United’s action reduced sales and operating profit in the third quarter by approximately $19.7 million, or 10 cents per diluted share, for an increase of $1.4 million, or 1 cent per diluted share, over the second quarter 2006 impact of $18.3 million, or 9 cents per diluted share. This matter is currently the subject of litigation initiated by Omnicare in federal court in Kentucky.

Commenting on the results, Joel F. Gemunder, Omnicare’s president and chief executive officer, said “The third quarter results reflect the dynamic and challenging environment in which we currently operate and the number of complex and unanticipated issues which we were required to address. Notably, the voluntary closing of one of our repackaging facilities as well as the ongoing complexities associated with the transition to Medicare Part D, inhibited our short-term ability to achieve planned revenue growth and cost savings from certain productivity initiatives and the early implementation of best practices. Taken together, these issues resulted in earnings that were lower than expectations.

“That said, we essentially maintained our margins under these circumstances, reflecting largely the progress we have made in the NeighborCare integration over the course of this year. Importantly, we believe that our business model remains solid, we have initiatives in place that can improve performance in the year ahead and we are working diligently to address and resolve these issues as quickly as possible. However, for now, we believe certain of these issues will persist in the fourth quarter and, accordingly, we now see diluted earnings per share (excluding special items) in the fourth quarter to be roughly equivalent to those in the third.

“Taking the longer view, our proven strategy remains unchanged - generating substantial economies of scale and enhancing our competitive advantages to leverage our growth. The ‘Omnicare Full Potential’ Plan we announced in July is designed specifically to further these goals. We remain convinced that this Plan takes advantage of the strengths of our business model and our scale and will allow us to grow our business and increase the efficiency of operations.”

Financial Position

Cash flow from operations for the quarter ended September 30, 2006 was $84.7 million versus $93.5 million in the comparable prior-year quarter. Cash flow from operations for the quarter ended September 30, 2006 included the return of a $44.0 million deposit from a drug wholesaler in connection with a change in payment terms to more frequent weekly payments. The impact of these more frequent payments on cash flow in the third quarter of 2006 slightly more than offset the $44.0 million return of the deposit. Cash flow in the prior-year quarter was unfavorably impacted by approximately $39.7 million owing to a broad-based slowdown in receipts from the Illinois Department of Public Aid (Illinois Medicaid).

During the third quarter of 2006, the Company repaid $100 million in debt and at September 30, 2006, the Company had $292.6 million in cash on its balance sheet. Its total debt to total capital at September 30, 2006 was 48.9%, down approximately 240 basis points from December 31, 2005.

Earnings before interest, income taxes, depreciation and amortization (EBITDA) for the third quarter 2006, including the special items discussed below, were $153.9 million versus $162.1 million in the third quarter of 2005. Excluding the special items, adjusted EBITDA in the third quarter of 2006 was $193.9 million as compared with $171.0 million in the 2005 third quarter.

To facilitate comparisons and to enhance understanding of core operating performance, the discussion that follows includes financial measures that are adjusted from the comparable amount under GAAP to exclude the impact of the special items described elsewhere herein. For a detailed presentation of reconciling items and related definitions and components, please refer to the attached schedules or to reconciliation schedules posted on the Company’s Web site at www.omnicare.com. It should also be noted that the results of the NeighborCare, excelleRx and RxCrossroads acquisitions are included from the dates such acquisitions closed (July 28, 2005, August 12, 2005 and August 15, 2005, respectively). All three acquisitions are included in the Pharmacy Services Business segment.

Pharmacy Services Business

Omnicare's pharmacy services business generated revenues of $1,553.5 million for the third quarter of 2006 (net of the reduction of approximately $22 million relating to the deconsolidation of certain joint venture operations), approximately 10% higher than the $1,410.7 million reported in the comparable prior-year quarter. Adjusted operating profit in this business grew approximately 14% to $180.1 million in the 2006 third quarter as compared with the $158.2 million earned in the same 2005 quarter. At September 30, 2006, Omnicare served long-term care facilities and other chronic care settings comprising approximately 1,409,000 beds.

Omnicare’s year-over-year sales growth in its pharmacy services business is largely attributable to the acquisitions of NeighborCare, excelleRx and RxCrossroads, all of which were completed during the third quarter of 2005, as well as the ongoing execution of the Company’s acquisition strategy, a favorable payor mix shift (partially offset by the aforementioned reduction in reimbursement rates under the United Part D contract) and drug price inflation. This growth was tempered by a marked increase in the use of generic drugs, a lower number of beds served, competitive pricing and prior-period Medicaid reimbursement reductions.

As previously disclosed, during the quarter, the Company experienced certain quality control and product recall issues, as well as fire damage, at one of its repackaging operations, Heartland Repack Services. As a precautionary measure, the Company voluntarily and temporarily suspended operations. In order to replace the capacity, the Company ramped up production in its other repackaging facility, as well as onsite at its individual pharmacies for use by their patients. As a result, Omnicare has been and continues to be able to meet the needs of all of its client facilities and their residents, which is the Company’s highest priority. During the time that the facility was closed, Omnicare conducted certain environmental tests at the facility. Based upon the results of these tests, which showed very low levels of beta lactam residue, and the time and expense associated with completing the necessary remediation procedures, as well as the short remaining term on the lease for the current facility, the Company has decided to relocate the repackaging operations to a new, nearby facility. The Company believes that product safety was never at issue. Addressing these issues served to increase costs, (see “Special Items” discussed below) particularly in labor, equipment, materials and the write-off of inventory at the temporarily closed facility. The Company maintains product recall, property and casualty and business interruption insurance and the extent of insurance recovery for these expenses is currently being reviewed by its outside advisors.

“The heightened activity required in dealing with these issues throughout the organization limited our ability to implement planned best practices and productivity initiatives that otherwise would have resulted in reduced costs,” said Gemunder. “We continue to work diligently to address and resolve all issues and restore this repackaging operation to full capacity as soon as practicable.”

In addition, given the ongoing complexity of Part D, particularly after the end of the transition period, implementation costs, including the aforementioned temporary labor, administrative and operating costs, remained higher than expected. Moreover, the need to continue to work to resolve cumulative Part D issues such as inappropriate co-pays, rejected claims and increasing prior authorizations have also complicated operations and limited the Company’s ability to execute on other planned productivity initiatives.

Despite the factors impacting sales and higher than expected expenses during the quarter, adjusted operating margins increased on a year-over-year basis. This margin expansion reflects, among other factors, the progress the Company has made in the integration of NeighborCare and in realizing anticipated cost savings as well as the impact of increasing generic drug utilization.

CRO Business

The Company's CRO business, including Omnicare Clinical Research and Clinimetrics Research Associates, generated revenues of $40.4 million on a GAAP basis for the third quarter of 2006 as compared with the $44.3 million in revenues generated in the same prior-year quarter. Included in the 2006 and 2005 periods were reimbursable out-of-pocket expenses totaling $5.5 million and $6.5 million, respectively. Excluding these reimbursable out-of-pocket expenses, adjusted revenues were $34.8 million for the 2006 third quarter as compared with $37.8 million for the same prior-year period. Adjusted operating profit for the 2006 third quarter totaled $1.4 million versus $3.8 million in the same prior-year period. Backlog at September 30, 2006 was $288.5 million.

“While revenue growth and profitability in the quarter were impacted by the early termination of two projects by their client sponsors owing to drug performance issues, we did see solid new business activity, particularly in our international operations,” said Gemunder. “We continue to believe that the reorientation of the business model implemented earlier this year and improved control over fixed and variable expenses will ultimately lead to improved performance in this business.”

Nine Month Results

Financial results for the nine months ended September 30, 2006, as compared with the same prior-year period, including restructuring and related charges, other special items and the accounting change, which are described below, were as follows:

•	Earnings per diluted share were 93 cents versus $1.67
•	Net income was $113.8 million as compared with $178.2 million
•	Sales reached $4,893.6 million as compared with $3,674.5 million

Results for both the first nine months of 2006 and 2005 include special items (which are described below) of $174.7 million pretax and $18.8 million pretax, respectively. In addition, the diluted earnings per share for both periods reflect the Company’s fourth quarter 2004 adoption of Emerging Issues Task Force Issue No. 04-8 related to the calculation of diluted earnings per share for contingently convertible securities. Adjusting for these special items and the accounting change, results for the first nine months of 2006 and 2005, respectively, were as follows:

•	Adjusted earnings per diluted share were $2.00 versus $1.80
•	Adjusted net income was $245.0 million as compared with $190.0 million
•	Adjusted sales reached $4,903.9 million as compared with $3,674.5 million

The year-to-date results for 2006 (including the adjusted results) include the aforementioned impact of the reduced reimbursement from United of approximately $38.0 million pretax, or approximately 19 cents per diluted share, and temporary labor, administrative and operating costs related to the Medicare Part D transition of approximately $23.3 million pretax, or approximately 12 cents per diluted share. Also included in the 2006 year-to-date results is $6.1 million pretax, or approximately 3 cents per diluted share, in expense related to the adoption of SFAS 123R, effective January 1, 2006.

EBITDA for the first nine months of 2006, including special items, was $426.5 million versus $420.6 million in the comparable prior-year period. Excluding the special items, adjusted EBITDA in the first nine months of 2006 was $601.2 million as compared with

$432.0 million in the first nine months of 2005.

For the 2006 year-to-date period, cash flow from operations was $212.7 million versus $175.3 million in the comparable prior year period of 2005.

Special Items

As noted above, the results for the third quarter of 2006 include certain special items totaling $40.0 million pretax ($24.7 million aftertax, or approximately 20 cents per diluted share). Included in this amount is a charge of $5.1 million pretax for restructuring and other related costs associated primarily with the implementation of the ‘Omnicare Full Potential’ Plan, a major initiative designed to re-engineer the pharmacy operating model to increase efficiency and enhance customer growth and, to a lesser extent, the NeighborCare consolidation plan and other productivity initiatives.

The third quarter 2006 results also include special litigation charges of $9.9 million pretax relating to litigation-related professional fees in connection with previously disclosed government inquiries and litigation, as well as the Company’s lawsuit against United. Also included in the 2006 quarter is a charge of $25.0 million pretax relating to the write-off of inventory (approximately $18.9 million) and the incremental costs associated with the quality control, product recall and fire damage issues incurred in connection with the Company’s temporary closure of one of its repackaging operations.

The third quarter of 2005 includes a special item of $8.9 million pretax ($5.6 million after tax, or 5 cents per diluted share) related primarily to certain costs associated with the NeighborCare integration plan and other productivity initiatives as well as a charge to interest expense of $7.5 million pretax ($4.7 million aftertax, or 4 cents per diluted share) related to the debt extinguishment and new debt issuance costs in connection with the new financing arrangement undertaken to provide interim funding for the NeighborCare, excelleRx and RxCrossroads transactions.

The first nine months of 2006 includes special items totaling $174.7 million pretax ($131.2 million aftertax, or approximately $1.07 per diluted share), including the above-mentioned third quarter charges, as well as $19.6 million in pretax restructuring and other related costs relating to the NeighborCare integration and other productivity initiatives as well as the implementation of the ‘Omnicare Full Potential’ Plan; the previously announced special litigation charges of $53.4 million pretax relating to the settlement reserve established in connection with inquiries by the federal government and certain states concerning the substitution of three generic drugs by the Company, $54.0 million pretax ($10.3 million and $43.7 million recorded in the net sales and litigation charges lines of the income statement, respectively) for the settlement of an inquiry conducted by the Attorney General’s Office in Michigan related to certain billing issues under the Michigan Medicaid program and $1.5 million pretax for other litigation related professional fees; and $6.1 million pretax associated with retention payments for certain NeighborCare employees as required under the acquisition agreement.

The first nine months of 2005 included special charges totaling approximately $18.8 million pretax ($11.8 million aftertax) including the aforementioned third quarter charges of $16.4 million pretax, along with $2.4 million pretax in acquisition-related expenses for a transaction that was not consummated as well as fees and expenses related to the Company’s exchange offer for its old 4.00% junior subordinated convertible debentures due 2033 underlying the Trust Preferred Income Equity Redeemable Securities (Trust PIERS) completed in March 2005.

Omnicare Outlook

“A primary focus of the first nine months of this year has been squarely on the implementation of Medicare Part D and on helping to ensure a seamless transition for the residents we serve even as more than 40% of Omnicare’s revenue has shifted to the Part D program since January 1, 2006,” said Gemunder.

Under the new Medicare Part D benefit, Prescription Drug Plans, or PDPs, sponsored by commercial insurers or other risk-bearing entities approved by the Centers for Medicare and Medicaid Services (CMS), are providing a drug benefit to Medicare-eligible beneficiaries, including those dually eligible under Medicaid, which includes many residents of the skilled nursing facilities served by Omnicare.

“The administration of the Medicare Part D benefit is not yet perfect and many issues remain even as new issues arise. Moreover, the ongoing transition to Part D includes cumulative issues surrounding rejected claims, inappropriate co-pays and increasing prior authorizations that have not yet been completely solved at an industry level. While we are working with CMS and the PDPs to correct these issues, our industry and our Company continue to expend a disproportionate amount of effort and expense to ensure that our clients and the residents they serve receive appropriate drug therapy under Medicare Part D. We are making some progress as we work through the issues, and continue to believe that all parties involved - from CMS to the PDPs, to skilled nursing facilities, to long-term care pharmacies - share a common goal of creating a smoother operating system.

“In the past, Omnicare has managed through major industry-wide transitions with a strong commitment to our customers and a focus on driving the business forward – and we are doing the same today. We believe that the healthcare industry’s constant demand for cost containment and increased efficiency, coupled with the complexities of Medicare Part D and the completion of the NeighborCare integration, have created the opportune time for us to launch full-scale into the ‘Omnicare Full Potential’ Plan,” he said. “By taking advantage of the inherent strength and leverage of our national platform, we believe this program will create the right operating structure for our pharmacy business and will make us more efficient, will focus our human and capital resources on redesigned processes best suited to our future needs and will enhance our opportunities for net customer growth. Net-net, we believe this program will have a salutary impact on our future earnings growth.”

Webcast Today

The Company will hold a conference call to discuss third quarter results today, Tuesday, October 31, at 11:00 a.m. ET. The conference call will be webcast live at Omnicare's Web site at www.omnicare.com by clicking on "Investors" and then on "Conference Calls," and will be accessible by telephone at the following numbers:

Calling from the United States or Canada: 888-634-8522

Calling from other countries: 706-634-6522

Reference: Omnicare

An online replay will be available at www.omnicare.com beginning approximately two hours after the completion of the live call and will remain available for 14 days.

Omnicare, Inc. (NYSE:OCR), a Fortune 500 company based in Covington, Kentucky, is a leading provider of pharmaceutical care for the elderly. Omnicare serves residents in long-term care facilities and other chronic care settings comprising approximately 1,409,000 beds in 47 states, the District of Columbia and Canada. Omnicare is the largest U.S. provider of professional pharmacy, related consulting and data management services for skilled nursing, assisted living and other institutional healthcare providers as well as for hospice patients in homecare and other settings. Omnicare’s pharmacy services also include distribution and patient assistance services for specialty pharmaceuticals. Omnicare offers clinical research services for the pharmaceutical and biotechnology industries in 30 countries worldwide. For more information, visit the company's Web site at www.omnicare.com.

Forward-Looking Statements

In addition to historical information, this press release contains certain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, all statements regarding the intent, belief or current expectations regarding the matters discussed or incorporated by reference in this document (including statements as to “beliefs,” “expectations,” “anticipations,” “intentions” or similar words) and all statements which are not statements of historical fact. Such forward-looking statements, together with other statements that are not historical, are based on management’s current expectations and involve known and unknown risks, uncertainties, contingencies and other factors that could cause results, performance or achievements to differ materially from those stated. The most significant of these risks and uncertainties are described in the Company’s Form 10-K, Form 10-Q and Form 8-K reports filed with the Securities and Exchange Commission and include, but are not limited to: overall economic, financial, political and business conditions; trends in the long-term healthcare, pharmaceutical and contract research industries; the ability to attract new clients and service contracts and retain existing clients and service contracts; the ability to consummate pending acquisitions; trends for the continued growth of the Company’s businesses; trends in drug pricing; delays and reductions in reimbursement by the government and other payors to customers and to the Company; the overall financial condition of the Company’s customers and the ability of the Company to assess and react to such financial condition of its customers; the ability of vendors and business partners to continue to provide products and services to the Company; the continued successful integration of acquired companies; the continued availability of suitable acquisition candidates; the ability to attract and retain needed management; competition for qualified staff in the healthcare industry; the demand for the Company’s products and services; variations in costs or expenses; the ability to implement productivity, consolidation and cost reduction efforts and to realize anticipated benefits; the ability of clinical research projects to produce revenues in future periods; the potential impact of legislation, government regulations, and other government action and/or executive orders, including those relating to Medicare Part D, including its implementing regulations and any subregulatory guidance, reimbursement and drug pricing policies and changes in the interpretation and application of such policies; government budgetary pressures and shifting priorities; federal and state budget shortfalls; efforts by payors to control costs; changes to or termination of the Company’s contracts with Medicare Part D plan sponsors; the outcome of litigation; potential liability for losses not covered by, or in excess of, insurance; the impact of differences in actuarial assumptions and estimates pertaining to employee benefit plans; events or circumstances which result in an impairment of assets, including but not limited to, goodwill; market conditions; the outcome of audit, compliance, administrative or investigatory reviews; volatility in the market for the Company’s stock and in the financial markets generally; access to adequate capital and financing; changes in international economic and political conditions and currency fluctuations between the U.S. dollar and other currencies; changes in tax laws and regulations; changes in accounting rules and standards. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, the Company’s actual results, performance or achievements could differ materially from those expressed in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as otherwise required by law, the Company does not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

For more information on Omnicare, Inc., visit www.omnicare.com.

###

Omnicare, Inc. and Subsidiary Companies
Summary Consolidated Statements of Income, GAAP Basis
(000s, except per share amounts)
Unaudited

	Three months ended September 30,				Nine months ended September 30,

	2006		2005		2006		2005

Net sales	$1,593,866	(a)(b)	$1,454,977	(a)	$4,893,574	(a)(b)(e)	$3,674,520	(a)
Cost of sales (“COS”)	1,193,234	(a)	1,093,904	(a)	3,676,136	(a)	2,769,279	(a)
Heartland matters - COS	22,769	(c)	—		22,769	(e)	—

Gross profit	377,863	(c)	361,073		1,194,669	(e)	905,241
Selling, general and administrative expenses (“S,G&A”)	236,099	(d)	212,970		723,192	(d)(e)	527,724	(e)
Restructuring and other related charges	5,119	(c)	8,950	(c)	24,721	(e)	8,950	(e)
Heartland matters - S,G&A	2,216	(c)	—		2,216	(e)	—
Litigation charges	9,886	(c)	—		108,468	(e)	—

Operating income	124,543	(c)(d)(f)	139,153	(c)	336,072	(d)(e)(f)	368,567	(e)
Investment income	3,407		1,212		8,255		3,456
Interest expense	(43,368)		(46,857	)(c)	(128,849)		(87,215	)(e)

Income before income taxes	84,582		93,508		215,478		284,808
Income tax provision	32,352		35,009		101,638		106,582

Net income	$52,230	(c)(d)(f)	$58,499	(c)	$113,840	(d)(e)(f)	$178,226	(e)

Earnings per share (“EPS”):(g)
Basic	$0.44		$0.57		$0.96		$1.74

Diluted	$0.43	(c)(d)(f)	$0.54	(c)	$0.93	(d)(e)(f)	$1.67	(e)(h)

Weighted average number of common shares outstanding:
Basic	118,667		103,292		118,376		102,481

Diluted	122,114		108,038		122,904		107,593

The footnotes presented at the separate “Footnotes to Financial Information” pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Summary Segment Financial Data, Non-GAAP Basis (i)
Excluding EITF No. 01-14 and Special Items
(000s)
Unaudited

	Pharmacy Services		CRO Services		Corporate and Consolidating		Consolidated Totals

Three months ended September 30, 2006:

Adjusted sales	$1,553,515		$34,817	(j)	$—		$1,588,332	(j)

Adjusted operating income (expense)	$180,101	(k)	$1,371		$(16,939	) (k)	$164,533	(k)
Depreciation and amortization	28,070		493		776		29,339

Adjusted earnings before interest, income taxes, depreciation and amortization (“EBITDA”) (l)	$208,171	(k)	$1,864		$(16,163	) (k)	$193,872	(k)

Three months ended September 30, 2005:

Adjusted sales	$1,410,653		$37,801	(j)	$—		$1,448,454	(j)

Adjusted operating income (expense)	$158,242	(k)	$3,763	(k)	$(13,902	) (k)	$148,103	(k)
Depreciation and amortization	21,734		511		678		22,923

Adjusted EBITDA (l)	$179,976	(k)	$4,274	(k)	$(13,224	) (k)	$171,026	(k)

Nine months ended September 30, 2006:

Adjusted sales	$4,779,021		$107,096	(j)	$—		$4,886,117	(j)

Adjusted operating income (expense)	$567,774	(k)	$5,137	(k)	$(62,183	) (k)	$510,728	(k)
Depreciation and amortization	86,712		1,473		2,291		90,476

Adjusted EBITDA (l)	$654,486	(k)	$6,610	(k)	$(59,892	) (k)	$601,204	(k)

Nine months ended September 30, 2005:

Adjusted sales	$3,533,955		$118,313	(j)	$—		$3,652,268	(j)

Adjusted operating income (expense)	$410,961	(k)	$10,032	(k)	$(41,092	) (k)	$379,901	(k)
Depreciation and amortization	48,567		1,495		2,003		52,065

Adjusted EBITDA (l)	$459,528	(k)	$11,527	(k)	$(39,089	) (k)	$431,966	(k)

The footnotes presented at the separate “Footnotes to Financial Information” pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Condensed Consolidated Balance Sheets, GAAP Basis
(000s)
Unaudited

	September 30, 2006	December 31, 2005

ASSETS
Current assets:
Cash and cash equivalents	$279,293	$215,421
Restricted cash	13,292	2,674
Deposits with drug wholesalers	1,372	83,036
Accounts receivable, net	1,468,415	1,260,634
Unbilled receivables	20,634	17,195
Inventories	449,499	473,942
Deferred income tax benefits	140,251	107,967
Other current assets	191,952	200,026

Total current assets	2,564,708	2,360,895

Properties and equipment, net	214,648	231,734
Goodwill	4,238,697	4,029,482
Identifiable intangible assets, net	327,148	339,474
Other noncurrent assets	221,211	195,820

Total noncurrent assets	5,001,704	4,796,510

Total assets	$7,566,412	$7,157,405

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$333,844	$397,471
Accrued employee compensation	48,444	56,063
Deferred revenue	23,132	24,857
Current debt (m)	6,882	355,943
Other current liabilities and income taxes payable	391,126	166,170

Total current liabilities	803,428	1,000,504

Long-term debt	654,008	752,901
8.125% senior subordinated notes, due 2011	8,225	8,775
6.125% senior subordinated notes, net, due 2013	229,222	230,216
6.75% senior subordinated notes, due 2013	225,000	225,000
6.875% senior subordinated notes, due 2015	525,000	525,000
4.00% junior subordinated convertible debentures, due 2033 (m)	345,000	—
3.25% convertible senior debentures, due 2035	977,500	977,500
Deferred income tax liabilities	391,108	249,034
Other noncurrent liabilities	277,789	246,429

Total noncurrent liabilities	3,632,852	3,214,855

Total liabilities	4,436,280	4,215,359

Stockholders’ equity (n)	3,130,132	2,942,046

Total liabilities and stockholders’ equity	$7,566,412	$7,157,405

The footnotes presented at the separate “Footnotes to Financial Information” pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Condensed Consolidated Statement of Cash Flows, GAAP Basis
(000s)
Unaudited

	Three months ended	Nine months ended
	September 30, 2006	September 30, 2006

Cash flows from operating activities:
Net income	$52,230	$113,840
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation	14,367	42,820
Amortization	14,972	47,656
Provision for doubtful accounts	19,339	54,499
Deferred tax provision	4,461	21,377
Changes in assets and liabilities, net of effects from acquisition of businesses	(20,679)	(67,445)

Net cash flows from operating activities	84,690	212,747

Cash flows from investing activities:
Acquisition of businesses, net of cash received	(20,370)	(71,446)
Capital expenditures	(8,335)	(22,900)
Other	(1,522)	(10,743)

Net cash flows from investing activities	(30,227)	(105,089)

Cash flows from financing activities:
Proceeds from line of credit facilities, term A loan and long-term borrowings and obligations	—	133,000
Payments on line of credit facilities, term A loan and long-term borrowings and obligations	(103,307)	(237,701)
Fees paid for financing arrangements	(201)	(3,413)
Changes in cash overdraft balance	2,695	12,982
Proceeds from stock offering, net of issuance costs	—	49,239
Proceeds from / (payments) for stock awards and exercise of stock options and warrants, net of stock tendered in payment	634	(2,661)
Excess tax benefits from stock-based compensation	206	11,678
Dividends paid	(2,737)	(8,198)

Net cash flows from financing activities	(102,710)	(45,074)

Effect of exchange rate changes on cash	277	1,288

Net increase in cash and cash equivalents	(47,970)	63,872
Cash and cash equivalents at beginning of period	327,263	215,421

Cash and cash equivalents at end of period	$279,293	$279,293

The footnotes presented at the separate “Footnotes to Financial Information” pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Reconciliation Statement and Definitions,
Non-GAAP Basis (i)
(000s, except per share amounts)
Unaudited

	Three months ended September 30,		Nine months ended September 30,

	2006	2005	2006	2005

Adjusted sales:
Net sales (a)(b)	$1,593,866	$1,454,977	$4,893,574	$3,674,520
Special items (k)	—	—	10,350	—

Adjusted sales, including EITF No. 01-14 (a)(b)(k)	1,593,866	1,454,977	4,903,924	3,674,520
Reimbursable out-of-pockets (a)	(5,534)	(6,523)	(17,807)	(22,252)

Adjusted sales, excluding EITF No. 01-14 (b)(j)(k)	$1,588,332	$1,448,454	$4,886,117	$3,652,268

Adjusted operating income (earnings before interest and income taxes, “EBIT”):
EBIT	$124,543	$139,153	$336,072	$368,567
Special items (k)	39,990	8,950	174,656	11,334

Adjusted EBIT (k)	$164,533	$148,103	$510,728	$379,901

Adjusted income before income taxes:
Income before income taxes	$84,582	$93,508	$215,478	$284,808
Special items (k)	39,990	16,415	174,656	18,799

Adjusted income before income taxes (k)	$124,572	$109,923	$390,134	$303,607

Adjusted net income:
Net income	$52,230	$58,499	$113,840	$178,226
Special items, net of taxes (k)	24,694	10,269	131,207	11,761

Adjusted net income (k)	$76,924	$68,768	$245,047	$189,987

Adjusted earnings per share (“EPS”):(g)
Basic EPS	$0.44	$0.57	$0.96	$1.74
Special items, net of taxes (k)	0.21	0.10	1.11	0.11
Adjusted basic EPS (k)	$0.65	$0.67	$2.07	$1.85

Diluted EPS	$0.43	$0.54	$0.93	$1.67	(h)
Special items, net of taxes (k)	0.20	0.10	1.07	0.11
Adjusted diluted EPS (k)	$0.63	$0.64	$2.00	$1.78	(h)

Diluted EPS, excluding “if-converted” impact of 4.00% junior subordinated convertible debentures, due 2033 (“4.00% debentures”)	$0.43	$0.54	$0.93	$1.69	(h)

Adjusted diluted EPS, excluding 4.00% debentures (k)	$0.63	$0.64	$2.00	$1.80	(h)

Weighted average number of shares outstanding:
Diluted	122,114	108,038	122,904	107,593	(h)
Subtract: “If-converted” impact of 4.00% debentures	(275)	(275)	(275)	(2,252	) (h)

Adjusted diluted, excluding 4.00% debentures	121,839	107,763	122,629	105,341

Adjusted earnings before interest, income taxes, depreciation and amortization (“EBITDA”): (l)
EBIT	$124,543	$139,153	$336,072	$368,567
Depreciation and amortization	29,339	22,923	90,476	52,065

EBITDA (l)	153,882	162,076	426,548	420,632
Special items (k)	39,990	8,950	174,656	11,334

Adjusted EBITDA (k)(l)	$193,872	$171,026	$601,204	$431,966

The footnotes presented at the separate “Footnotes to Financial Information” pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Reconciliation Statement and Definitions, Non-GAAP Basis (i)
(000s)
Unaudited

	Three months ended September 30,		Nine months ended September 30,

	2006	2005	2006	2005

Net cash flows from operating activities:
EBITDA (l)	$153,882	$162,076	$426,548	$420,632
Subtract:
Interest expense, net of investment income	(39,961)	(45,645)	(120,594)	(83,759)
Income tax provision	(32,352)	(35,009)	(101,638)	(106,582)
Changes in assets and liabilities, net of effects from acquisition of businesses	(20,679)	(7,003)	(67,445)	(124,787)
Add:
Provision for doubtful accounts	19,339	15,602	54,499	40,352
Write-off of debt issuance costs	—	1,914	—	1,914
Deferred tax provision	4,461	1,568	21,377	27,574

Net cash flows from operating activities	$84,690	$93,503	$212,747	$175,344

Free cash flow: (o)
Net cash flows from operating activities	$84,690	$93,503	$212,747	$175,344
Capital expenditures	(8,335)	(6,734)	(22,900)	(14,672)
Dividends	(2,737)	(2,398)	(8,198)	(7,135)

Free cash flow (o)	$73,618	$84,371	$181,649	$153,537

Segment Reconciliations - Pharmacy Services:
Adjusted Sales - Pharmacy Services:
Net sales (b)	$1,553,515	$1,410,653	$4,768,671	$3,533,955
Special items (k)	—	—	10,350	—

Adjusted sales - Pharmacy Services (b)(k)	$1,553,515	$1,410,653	$4,779,021	$3,533,955

Adjusted EBIT - Pharmacy Services:
EBIT	$140,894	$153,803	$398,625	$405,375
Special items (k)	39,207	4,439	169,149	5,586

Adjusted EBIT - Pharmacy Services (k)	$180,101	$158,242	$567,774	$410,961

Adjusted EBITDA - Pharmacy Services: (l)
EBITDA (l)	$168,964	$175,537	$485,337	$453,942
Special items (k)	39,207	4,439	169,149	5,586

Adjusted EBITDA - Pharmacy Services (k)(l)	$208,171	$179,976	$654,486	$459,528

The footnotes presented at the separate “Footnotes to Financial Information” pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Reconciliation Statement and Definitions, Non-GAAP Basis (i)
(000s)
Unaudited

	Three months ended September 30,		Nine months ended September 30,

	2006	2005	2006	2005

Segment Reconciliations - Corporate and Consolidating:
Adjusted EBIT - Corporate and Consolidating:
EBIT	$(17,722)	$(14,677)	$(66,388)	$(43,104)
Special items (k)	783	775	4,205	2,012

Adjusted EBIT - Corporate and Consolidating (k)	$(16,939)	$(13,902)	$(62,183)	$(41,092)

Adjusted EBITDA - Corporate and Consolidating: (l)
EBITDA (l)	$(16,946)	$(13,999)	$(64,097)	$(41,101)
Special items (k)	783	775	4,205	2,012

Adjusted EBITDA - Corporate and Consolidating (k)(l)	$(16,163)	$(13,224)	$(59,892)	$(39,089)

Segment Reconciliations - CRO Services:
Adjusted Sales - CRO Services:
Net sales (a)	$40,351	$44,324	$124,903	$140,565
Reimbursable out-of-pockets (a)	(5,534)	(6,523)	(17,807)	(22,252)

Adjusted sales (j)	$34,817	$37,801	$107,096	$118,313

Adjusted EBIT - CRO Services:
EBIT	$1,371	$27	$3,835	$6,296
Special items (k)	—	3,736	1,302	3,736

Adjusted EBIT - CRO Services (k)	$1,371	$3,763	$5,137	$10,032

Adjusted EBITDA - CRO Services: (l)
EBITDA (l)	$1,864	$538	$5,308	$7,791
Special items (k)	—	3,736	1,302	3,736

Adjusted EBITDA - CRO Services (k)(l)	$1,864	$4,274	$6,610	$11,527

DEFINITIONS:

          GAAP: Amounts that conform with U.S. Generally Accepted Accounting Principles (“GAAP”).

          Non-GAAP: Amounts that do not conform with U.S. GAAP.

The footnotes presented at the separate “Footnotes to Financial Information” pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Footnotes to Financial Information
(000s, except per share amounts)
Unaudited

(a)

In accordance with Emerging Issues Task Force (“EITF”) Issue No. 01-14, “Income Statement Characterization of Reimbursements Received for ‘Out-of-Pocket’ Expenses Incurred” (“EITF No. 01-14”), Omnicare, Inc. (“Omnicare” or the “Company”) has recorded reimbursements received for “out-of-pocket” expenses on a grossed-up basis in the income statement as net sales and cost of sales. The respective amounts are disclosed at the “Segment Reconciliations – CRO Services” section of the Financial Information. EITF No. 01-14 relates solely to the Company’s contract research services business.

(b)

Both the results as presented in accordance with GAAP and as adjusted for special items for the 2006 third quarter reflect a change to the equity method of accounting for certain pharmacy joint venture operations in which the Company owns less than 100%. Accordingly, the deconsolidation of these operations reduced reported sales by approximately $22 million for the quarter ended September 30, 2006 but had no impact on earnings.

(c)	The three months ended September 30, 2006 and 2005 include the following special charges:

(i)

For the three months ended September 30, 2006 and 2005, operating income includes restructuring and other related charges of $5,119 and $8,950 before taxes ($3,161 and $5,599 million after taxes, or $0.03 and $0.05 per diluted share), respectively. Approximately $907 and $8,950 of the pretax charge ($560 and $5,599 after taxes, or $0.005 and $0.05 per diluted share), respectively, relates to the Company’s previously disclosed consolidation and productivity initiatives related, in part, to the integration of the NeighborCare, Inc. (“NeighborCare”) acquisition and other related activities (the “2005 Program”). The remaining $4,212 of the pretax charge for the three months ended September 30, 2006 ($2,601 after taxes, or $0.02 per diluted share) relates to the implementation of the “Omnicare Full Potential” Plan, a major initiative designed to re-engineer the pharmacy operating model to increase efficiency and enhance customer growth.

(ii)

The three months ended September 30, 2006 also includes special litigation charges of $9,886 before taxes ($6,105 after taxes, or $0.05 per diluted share) for litigation-related professional expenses in connection with the administrative subpoenas from the United States Attorney’s Office, District of Massachusetts, the purported class and derivative actions, the Company’s lawsuit against UnitedHealth Group and its Affiliates (“United”), and the investigation by the federal government and certain states relating to drug substitutions.

(iii)

For the three months ended September 30, 2006, operating income includes a special charge of $24,985 before taxes ($22,769 and $2,216 was recorded in the cost of sales and operating expense sections of the income statement,

Omnicare, Inc. and Subsidiary Companies
Footnotes to Financial Information
(000s, except per share amounts)
Unaudited

respectively) ($15,428 after taxes, or $0.13 per diluted share) for costs associated with the previously disclosed Heartland Repack Services quality control, product recall and fire issues.

(iv)

For the three months ended September 30, 2005, interest expense includes a special charge of $7,465 before taxes ($4,670 after taxes, or $0.04 per diluted share) in connection with the debt extinguishment and new debt issuance costs in connection with the financing arrangement undertaken to provide interim funding for the NeighborCare, RxCrossroads LLC and excelleRx, Inc. transactions.

(d)

Effective January 1, 2006, the Company adopted Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123R”). Operating income for the three and nine months ended September 30, 2006 includes additional equity-based compensation expense for stock options and stock awards of approximately $1.0 million and $6.1 million before taxes (approximately $0.6 million and $3.8 million after taxes, or approximately $0.005 and $0.03 per diluted share), respectively, related to the adoption of SFAS 123R.

(e)	The nine months ended September 30, 2006 and 2005 include the following special charges:

(i)

For the nine months ended September 30, 2006 and 2005, operating income includes restructuring and other related charges of $24,721 and $8,950 before taxes ($15,544 and $5,599 after taxes, or $0.13 and $0.05 per diluted share), respectively. Approximately $12,096 and $8,950 of the pretax charge ($7,670 and $5,599 after taxes, or $0.06 and $0.05 per diluted share), respectively, relates to the 2005 Program. The remaining $12,625 of the pretax charge for the nine months ended September 30, 2006 ($7,874 after taxes, or $0.06 per diluted share) relates to the implementation of the “Omnicare Full Potential” Plan. For the nine months ended September 30, 2006, operating income also includes a $6,132 pretax ($3,918 after tax, or $0.03 per diluted share) special charge associated with retention payments for certain NeighborCare employees as required under the acquisition agreement.

(ii)

The nine months ended September 30, 2006 also includes special litigation charges of $118,818 before taxes ($96,317 after taxes, or $0.78 per diluted share) consisting of approximately $53,805 before taxes ($42,831 after taxes, or $0.35 per diluted share) relating to the establishment of a settlement reserve relating to the inquiry by the federal government and certain states concerning the substitution of three generic pharmaceuticals by the Company, $54,005 before taxes ($10,350 and $43,655 was recorded in the net sales and litigation charges lines of the income statement, respectively) ($46,674 after taxes, or $0.38 per diluted share) for the establishment of a reserve relating to an inquiry being conducted by the Attorney General’s Office in Michigan relating to certain billing issues under the Michigan Medicaid program, and $11,008 before taxes ($6,812

Omnicare, Inc. and Subsidiary Companies
Footnotes to Financial Information
(000s, except per share amounts)
Unaudited

after taxes, or $0.06 per diluted share) for litigation-related professional expenses in connection with the administrative subpoenas from the United States Attorney’s Office, District of Massachusetts, the purported class and derivative actions and the Company’s lawsuit against United.

(iii)

For the nine months ended September 30, 2006, operating income includes a special charge of $24,985 before taxes ($22,769 and $2,216 was recorded in the cost of sales and operating expense sections of the income statement, respectively), ($15,428 after taxes, or $0.13 per diluted share) for costs associated with the previously disclosed Heartland Repack Services quality control, product recall and fire issues.

(iv)

For the nine months ended September 30, 2005, operating income includes a special charge of $1,237 before taxes ($773 after taxes, or $0.01 per diluted share), relating to professional fees and expenses incurred in connection with the Series B 4.00% Trust Preferred Income Equity Redeemable Securities (“New Trust PIERS”) exchange offering in the first quarter of 2005. On March 8, 2005, Omnicare exchanged 96.7% of its outstanding 4.00% Trust Preferred Income Equity Redeemable Securities (“Old Trust PIERS”) for an equal amount of the New Trust PIERS. Operating income also includes a special charge of $1,147 before taxes ($719 after taxes, or $0.01 per diluted share), for acquisition-related expenses pertaining to a proposed transaction that was not consummated. Interest expense includes a special charge of $7,465 before taxes ($4,670 after taxes, or $0.04 per diluted share) in connection with the debt extinguishment and new debt issuance costs in connection with the financing arrangement undertaken to provide interim funding for the NeighborCare, RxCrossroads LLC, and excelleRx, Inc. transactions.

(f)

Operating income for the three and nine months ended September 30, 2006 includes estimated expenses of approximately $6.0 million and $23.3 million before taxes (approximately $3.7 million and $14.7 million after taxes, or approximately $0.03 and $0.12 per diluted share), respectively, comprising temporary labor, administrative and operating costs incurred in connection with the implementation of the new Medicare Drug Benefit, which went into effect on January 1, 2006. Operating income was also impacted by the unilateral reduction by United in the reimbursement rates paid by United to Omnicare under its pharmacy network contract for services rendered by Omnicare to beneficiaries of United’s drug benefit plans under the Medicare Part D program. The impact of United’s action was to reduce sales and operating profit for the three and nine months ended September 30, 2006 by approximately $19.7 and $38.0 million before taxes (approximately $12.2 and $23.7 million after taxes, or approximately $0.10 and $0.19 per diluted share), respectively. This matter is currently the subject of litigation initiated by Omnicare in federal court.

Omnicare, Inc. and Subsidiary Companies
Footnotes to Financial Information
(000s, except per share amounts)
Unaudited

(g)

EPS (basic EPS; special items, net of taxes; adjusted basic EPS; diluted EPS; and adjusted diluted EPS) is reported independently for each amount presented. Accordingly, the sum of the individual amounts may not necessarily equal the separately calculated amounts for the corresponding period.

(h)

In December 2004, the EITF of the Financial Accounting Standards Board ratified EITF No. 04-8, “The Effect of Contingently Convertible Instruments on Diluted Earnings per Share” (“EITF No. 04-8”), which requires the shares underlying contingently convertible debt instruments to be included in diluted earnings per share computations using the “if-converted” accounting method, regardless of whether the market price threshold has been met. Under that method, the convertible debentures are assumed to be converted to common shares (weighted for the number of days assumed to be outstanding during the period), and interest expense, net of taxes, related to the convertible debentures is added back to net income. Diluted earnings per common share amounts were retroactively restated for all prior periods to give effect to the application of EITF No. 04-8 relating to the Company’s 4.00% junior subordinated convertible debentures (“Old 4.00% Debentures”) issued in the second quarter of 2003. The effect of Omnicare’s fourth quarter 2004 adoption of EITF No. 04-8 was to decrease diluted earnings per share $0.02 for the nine months ended September 30, 2005. There was no impact relating to this change on reported diluted earnings per share for the three or nine months ended September 30, 2006 or the three months ended September 30, 2005.

(i)

Omnicare believes that investors’ understanding of Omnicare’s performance is enhanced by the Company’s disclosure of certain non-GAAP financial measures as presented in this financial information. Omnicare management believes that the adjusted non-GAAP financial results information is useful to investors by providing added insight into the Company’s performance through focusing on the results generated by the Company’s ongoing core operations, which is also the primary purpose that Omnicare management uses the adjusted non-GAAP financial results. Omnicare’s method of calculating these measures may differ from those used by other companies and, therefore, comparability may be limited.

(j)	The noted presentation excludes amounts that Omnicare is required to record in its income statement pursuant to EITF No. 01-14, as previously discussed in footnote (a) above.

(k)

The noted presentation for the three and nine months ended September 30, 2006 and 2005 excludes the special charges discussed in footnotes (c) and (e) above. Management believes these items are not related to the ongoing operations of Omnicare, as previously discussed at footnote (i).

(l)	EBITDA represents earnings before interest expense (net of investment income), income taxes, depreciation and amortization. Omnicare believes that certain investors

Omnicare, Inc. and Subsidiary Companies
Footnotes to Financial Information
(000s, except per share amounts)
Unaudited

find EBITDA to be a useful tool for measuring a company’s ability to service its debt, which is also the primary purpose for which management uses this financial measure. However, EBITDA does not represent net cash flows from operating activities, as defined by U.S. GAAP, and should not be considered as a substitute for operating cash flows as a measure of liquidity. Omnicare’s calculation of EBITDA may differ from the calculation of EBITDA by others.

(m)

On March 8, 2005, Omnicare completed its offer to exchange up to $345,000 aggregate liquidation amount of the Old Trust PIERS of Omnicare’s subsidiary, Omnicare Capital Trust I, for an equal amount of the New Trust PIERS of Omnicare’s subsidiary, Omnicare Capital Trust II, plus an exchange fee of $0.125 per $50 stated liquidation amount of the Old Trust PIERS. After the expiration of the exchange offer, approximately $334 million of the Old 4.00% Debentures was replaced with Series B 4.00% junior subordinated convertible debentures (“New 4.00% Debentures”), with approximately $11 million of the Old 4.00% Debentures still outstanding. Omnicare commenced the exchange offer to remove the effect to diluted earnings per share the Old 4.00% Debentures had after the issuance of EITF No. 04-8, as further discussed in footnote (h) above. At December 31, 2005, the contingent threshold of the Old Trust PIERS and the New Trust PIERS had been attained. Accordingly, the Old 4.00% Debentures and the New 4.00% Debentures were convertible as of December 31, 2005, to cash and Omnicare common stock, and have been classified as current versus long-term debt on the December 31, 2005 consolidated balance sheet. As of September 30, 2006, the aforementioned contingent threshold had not been met and the Old 4.00% Debentures and the New 4.00% Debentures have been classified as long-term debt on the September 30, 2006 consolidated balance sheet.

(n)

During the fourth quarter of 2005, the Company completed its offering of 12,825,000 shares of common stock (not including the underwriters’ option to purchase additional shares), $1 par value, at $59.72 per share. In the first quarter of 2006, the underwriters exercised their option, in part, to purchase an additional 850,000 shares of common stock at $59.72 per share, for gross cash proceeds of approximately $51 million (before underwriting discounts, commissions and expenses).

(o)

Free cash flow represents net cash flows from operating activities less capital expenditures and dividends paid by the Company. Omnicare believes that certain investors find free cash flow to be a helpful measure of cash generated from current operations, net of cash used for its ongoing capital expenditures and dividend payment requirements. Omnicare’s calculation of free cash flow may differ from the calculation of free cash flow by others.